Exhibit 10.8

Danaher Corporation

2005 Executive Officer Incentive Compensation Program Performance Goals

For 2005, the personal performance objectives for the Company’s named executive officers encompassed objective, quantitative goals relating to Company and business unit financial results, working capital performance, cost reduction and operational performance, as well as subjective goals relating to development, application and execution of the DANAHER BUSINESS SYSTEM, globalization, Company and departmental leadership and development, organizational development and talent development, development of individual skills, proficiencies and relationships, establishment of a culture of growth and innovation, growth capacity, execution of low-cost region initiatives, mergers and acquisitions, investor relations, internal controls and special projects.